Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Dell Inc. (No. 333-155041) of our report dated March 18, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Dell Inc.’s Annual Report on Form 10-K for the year ended January 29, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PRICEWATERHOUSECOOPERS LLP
Austin, Texas
March 14, 2011